EXHIBIT 32

CERTIFICATION PURSUANT TO
18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Quarterly Report on Form 10-Q (the “Report”) of Cambridge Holdings, Ltd. (the “Company”) for the quarter ended December 31, 2010, each of the undersigned Gregory S. Pusey and Jeffrey G. McGonegal, hereby certifies pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that, to the best of the undersigned’s knowledge and belief:

(1) the Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2) the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Dated: March 15, 2011	/s/ Gregory S. Pusey
Gregory S. Pusey, President and Chief Executive Officer

Dated: March 15, 2011	/s/ Jeffrey G. McGonegal
Jeffrey G. McGonegal, Senior Vice President- Finance and Chief Financial Officer

* * * * *

A signed original of the written statement required by Section 906 has been provided to the Company and will be retained by the Company and furnished to the Securities and Exchange Commission or its staff upon request.